Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2020 RESULTS; PROVIDES BUSINESS UPDATE

IRVINE, CA, November 5, 2020 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the third quarter of 2020 and provided a business update.

THIRD QUARTER 2020 RESULTS AND RECENT EVENTS

Following are the highlights of our results for the third quarter of 2020 and recent events:
•For the third quarter of 2020, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.18, $0.41, $0.48, $0.46 and $0.46, respectively. Beginning with the third quarter of 2020, we are no longer normalizing COVID-19 related expenses and government grant income from FFO and AFFO.
•EBITDARM Coverage for our Skilled Nursing/Transitional Care portfolio increased 0.18x over the second quarter of 2020 to 1.84x, and Skilled Mix remained stable at 39.0%. The improvement in trailing twelve-month EBITDARM Coverage (presented one quarter in arrears) is due to our tenants receiving financial support from the government during the second quarter of 2020. See further discussion on EBITDARM Coverage and Occupancy Percentage trends under “Portfolio Impact.”
•Cash NOI margins for our Senior Housing - Managed portfolio increased 410 basis points over the second quarter of 2020 to 26.7% primarily due to recognizing $4.2 million of government grant income during the third quarter of 2020. See further discussion on our Senior Housing - Managed performance under “Portfolio Impact.”
•During the third quarter of 2020, we funded $20.0 million for a new preferred equity investment in a 186-unit senior housing community with an initial cash yield of 10.0%, bringing our year to date investment activity to over $154.5 million at a blended initial cash yield of 7.88%. Even during these challenging times for our industry, we continue to work diligently to identify investments that offer long-term value to our stockholders and strong yields.
•During the third quarter of 2020, we issued 1.4 million shares of common stock under our at-the-market offering program (“ATM Program”) for net proceeds of $21.1 million, match funding the $27.5 million of investing activity during the quarter and maintaining our strong net debt to adjusted EBITDA of 4.91x (5.48x including the unconsolidated joint venture).
•During the three months ended September 30, 2020, the auditors for Genesis Healthcare, Inc. (“Genesis”) and subsidiaries of Signature Healthcare (“Signature”) that lease facilities from us each expressed substantial doubt over the respective abilities of Genesis and Signature to continue as a going concern. Accordingly, we concluded that our leases with Genesis and Signature should no longer be accounted for on an accrual basis and wrote off $14.3 million of non-cash rent receivable balances and lease intangibles related to these leases, resulting in a reduction of rental revenues; by comparison, during the three months ended September 30, 2019, we wrote off $1.5 million of non-cash rent receivable balances related to leases no longer accounted for on an accrual basis. Excluding these write-offs, rental revenues for the third quarter of 2020 increased $3.4 million, or 3.0%, over the third quarter of 2019.
•On November 5, 2020, our Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on November 30, 2020 to common stockholders of record as of the close of business on November 16, 2020. The dividend represents a payout of approximately 65% of our Normalized AFFO per share of $0.46.

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BUSINESS UPDATE — IMPACT OF THE COVID-19 PANDEMIC TO OUR BUSINESS AND OUR PORTFOLIO

Business Impact
•Through October, we collected all of our forecasted rents and through the first few business days of November, collections are in line with what we normally receive through this point of the month.
•Our balance sheet remains strong, our liquidity increased $23.7 million during the quarter to $979.0 million as of September 30, 2020, and we have no material debt maturities until 2024. We remain committed to maintaining our Net Debt to Adjusted EBITDA below 5.50x and continue to closely manage our debt levels to remain below this target. For additional detail and information regarding Net Debt to Adjusted EBITDA, refer to the Credit Metrics and Ratings section of our corresponding Supplemental Report and the Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.
•Our growth expectations continue to be impacted by our cost of capital. We have recently seen significant improvements in our cost of debt while seeing continued volatility in our cost of equity. While we have successfully made investments of over $154.5 million during the nine months ended September 30, 2020, these dynamics continue to challenge our growth opportunities. We remain focused on maintaining a strong balance sheet with ample liquidity and a well-covered dividend, and we continue to pursue opportunities for accretive growth, which we believe can primarily come from the skilled nursing, behavioral and addiction asset classes until our cost of equity stabilizes.

Portfolio Impact
The COVID-19 pandemic continues to have a significant impact on the operations of our facilities, although mitigated by government relief packages that continue to provide assistance to our Skilled Nursing/Transitional Care and Specialty Hospital and Other portfolios, and, beginning in the third quarter, our Senior Housing - Leased and Senior Housing - Managed portfolios.
Occupancy Percentages and Skilled Mix
•For the third quarter of 2020, we reported trailing twelve-month Occupancy Percentage for our Skilled Nursing/Transitional Care portfolio (presented one quarter in arrears) of 80.0%, a decline of 210 basis points from the second quarter.
◦Average monthly occupancy for our Skilled Nursing/Transitional Care portfolio increased 31 basis points from June to September and decreased 32 basis points from September to October, bringing the total decline in average monthly occupancy to 877 basis points since February 2020.
◦Average quarterly occupancy for our Skilled Nursing/Transitional Care portfolio decreased 134 basis points in the third quarter, compared to a 460 basis points decrease reported by The National Investment Center for Seniors Housing & Care (“NIC”) for secondary markets during the same period.
◦Average monthly Skilled Mix census in our Skilled Nursing/Transitional Care portfolio decreased 131 basis points from June to September and increased 34 basis points from September to October; however, October average monthly Skilled Mix census is 132 basis points above pre-pandemic levels.
•For the third quarter of 2020, we reported trailing twelve-month Occupancy Percentage for our Senior Housing - Leased portfolio (presented one quarter in arrears) of 85.1%, a reduction of 120 basis points from the second quarter.
◦Average monthly occupancy for our Senior Housing - Leased portfolio decreased 67 basis points from June to September and decreased 50 basis points from September to October, bringing the total decline in average monthly occupancy to 342 basis points since February 2020.
◦Average quarterly occupancy for majority assisted living facilities in our Senior Housing - Leased portfolio decreased 63 basis points in the third quarter, compared to a 260 basis points decrease reported by NIC for secondary markets during the same period
•For the third quarter of 2020, we reported trailing three-month Occupancy Percentage for our Senior Housing - Managed portfolio of 79.1%, a reduction of 270 basis points from the second quarter.

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◦Average monthly occupancy for our Senior Housing - Managed portfolio decreased 259 basis points from June to September and decreased 111 basis points from September to October, bringing the total decline in average monthly occupancy to 687 basis points since February 2020.
◦Average quarterly occupancy for majority assisted living facilities in our Senior Housing - Managed portfolio decreased 232 basis points in the third quarter, compared to a 260 basis points decrease reported by NIC for secondary markets during the same period.
◦Average quarterly occupancy for domestic independent living facilities in our Senior Housing - Managed portfolio decreased 247 basis points in the third quarter, compared to a 270 basis points decrease reported by NIC for secondary markets during the same period.
•For the third quarter, we reported trailing twelve-month Occupancy Percentage for our Specialty Hospital and Other portfolio (presented one quarter in arrears) of 72.7%, an increase of 200 basis points from the second quarter.
◦Average monthly occupancy for our Specialty Hospital and Other portfolio increased 47 basis points from June to September and decreased 177 basis points from September to October, bringing the total increase in average monthly occupancy to 152 basis points since February 2020.
◦Average quarterly occupancy for our Specialty Hospital and Other portfolio increased 236 basis points in the third quarter.
Senior Housing - Managed REVPOR
•Despite Occupancy Percentage decreases in our Senior Housing - Managed portfolio during the quarter, Revenue Per Occupied Room (“REVPOR”), which excludes government grant income, has remained strong:
◦Wholly-owned majority assisted living REVPOR increased 1.4% from the second quarter and 3.3% from the third quarter of 2019.
◦Wholly-owned independent living REVPOR increased 0.6% from the second quarter and 1.4% from the third quarter of 2019.
◦REVPOR in our Enlivant joint venture increased 2.5% from the second quarter and 2.4% from the third quarter of 2019.
•In a difficult operating environment, Enlivant implemented an annual increase in rates of approximately 4% for eligible residents effective October 1, 2020.
Senior Housing - Managed Operating Expenses
•During the third quarter of 2020, total operating expenses in our Senior Housing - Managed portfolio decreased $1.3 million from the second quarter, mainly due to a $1.4 million decrease in COVID-19 related expenses during the quarter.
Senior Housing - Managed Cash NOI Margins
•Cash NOI margin for the third quarter of 2020 in our Senior Housing - Managed portfolio was 26.7%, an increase from 22.6% in the second quarter. This increase was due largely to recognizing $4.2 million of government grant income under the CARES Act during the quarter; excluding the government grant income, Cash NOI margins would be 22.5%. Through modest rate increases and lower COVID-19 related costs, our operators were able to weather a 270 basis points decrease in Occupancy Percentage to keep the impact on Cash NOI margins to only a 10 basis points decrease from the second quarter.
EBITDARM Coverage
•Trailing twelve-month EBITDARM Coverages for the third quarter of 2020 (presented one quarter in arrears) for our triple-net portfolio were as follows:
◦Skilled Nursing/Transitional Care: 1.84x, an increase of 0.18x from the second quarter and 0.20x from the third quarter of 2019.
◦Senior Housing - Leased: 1.31x, a decrease of 0.07x from the second quarter and 0.05x from the third quarter of 2019.

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◦Specialty Hospitals and Other: 3.38x, an increase of 0.07x from the second quarter and 0.10x from the third quarter of 2019.
•The above EBITDARM Coverages include approximately $60 million of government grant income under the CARES Act as reported by our operators. Excluding these amounts, the above coverages for our Skilled Nursing/Transitional Care and Specialty Hospitals and Other portfolios would be 1.62x and 3.31x, respectively; EBITDARM Coverage for Senior Housing - Leased would remain at 1.31x.

COVID-19 Mitigation
In response to the COVID-19 pandemic, the federal government approved several relief packages that have benefited our Skilled Nursing/Transitional Care facility operators. Prior to September 1, 2020, few of these programs were available to our Senior Housing operators; as of September 1, 2020, eligible assisted living and memory care facility operators may apply for funding through the CARES Act, with the assistance received or expected to be received partially mitigating the negative impact of COVID-19. The following summarizes the aggregate amounts reported as being received or otherwise available to our operators under the CARES Act. Please refer to the Top 10 Relationships and COVID-19 Mitigation Summary section of our Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations, for more details:
•Provider Relief Fund: $210 million 1
•Suspension of Medicare sequestration: $10 million 1
•Increase to Federal Medical Assistance Percentages: $30 million 1
•Accelerated and Advance Medicare Payments: $130 million 2, 3
•Employer payroll tax delay: $20 million 2
•Paycheck Protection Program loans: $70 million 4
•Total: Approximately $470 million
1    Mitigates EBITDARM reductions
2    Provides additional near-term liquidity
3    Benefit may be limited depending on reserve requirements under any working capital or other loans
4    Provides additional near-term liquidity for our operators, and potentially mitigates EBITDARM reductions

In addition to the above, there have been other governmental actions taken that benefit skilled nursing/transitional care operators. These actions include the waiver of the requirement for skilled nursing/transitional care patients to have stayed in a hospital for three days in order for services rendered in a skilled nursing/transitional care facility to qualify for Medicare Part A and the relaxation of certification requirements for employees performing nonclinical services in these facilities. Lastly, the Department of Health and Human Services (“HHS”) extended the COVID-19 Public Health Emergency for another 90 days, effective October 23, 2020, which allows HHS to continue providing temporary regulatory waivers and new rules to equip skilled nursing facilities and some assisted living operators with flexibility to respond to the COVID-19 pandemic. The extension of the COVID-19 Public Health Emergency also extends the Federal Medical Assistance Percentages funding increase through March 31, 2021.
Although we have not seen a disruption from the COVID-19 pandemic in the monthly payment of rents to date, it continues to be difficult to know with certainty the ultimate impact that the ongoing pandemic, as partially mitigated by the various governmental programs, will have on our Senior Housing - Managed portfolio or on the ability of the tenants in our triple-net portfolio to timely pay their monthly rental obligations to us. While the aggregate amount of approximately $470 million in assistance available to our operators remains informative when evaluating potential mitigation at a macro level, the benefits on an individual operator basis vary and may not provide enough relief to meet their rental obligations to us. While the government has continued to show support to the industry, we cannot predict the duration of that government support and therefore continue to believe that, absent further governmental support, a recovery in occupancy levels will be critical to avoid providing rent relief for certain of our operators in the future.
Our portfolio – including our Senior Housing communities – are largely needs-based, and we therefore believe there are meaningful demographic tailwinds that will limit the depth and duration of the pandemic’s impact on our business. As hospitals restore operating capacity and as the population regains its comfort in going to the hospital, we expect to see a normalization in the flow of admissions into our Skilled Nursing/Transitional Care facilities and higher acuity Senior Housing facilities.

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Commenting on the impact of COVID-19, Rick Matros, CEO and Chairman, said, “As always, we recognize, admire, and thank our frontline workers and caregivers for the remarkable care they provide and their continuing commitment to patients’ health, which continues to be tested as the pandemic continues given our country’s lack of success in flattening the curve. Despite the ongoing severity of the pandemic, our operators have utilized available testing and PPE to limit the extent of outbreaks in their facilities in the midst of spikes in almost every significant geographic area. When an individual at a facility tests positive, in most cases, there are often three or fewer individuals at that facility that test positive, with a growing number of those testing positive being employees. This trend makes sense given the drop in the median age of those contracting the virus. Our operators and tenants have advised us that all employees and patients or residents are screened and that most of the individuals who test positive tend to be asymptomatic, although still contagious. We believe that strict adherence to public health protocols by our tenants and operators has resulted in these positive outcomes and that as we progress toward normalization, an increase in occupancy will come more easily and we will see resulting increases in other metrics like EBITDARM Coverage and Cash NOI margin.
“We continue to believe that the most visible path to normalization is in testing. Testing availability has improved but not yet to where we believe it needs to be. As our tenants and operators become able to test as often as necessary, they will be able to normalize the environments in the facilities and create an even safer environment. There is some optimism that a vaccine will be available in the near term, and with our patient and resident population receiving priority, normalization could accelerate. We also expect to see Cash NOI margin improvement even before occupancy levels return to pre-pandemic levels, as our operators and tenants will be able to move away from providing patient and resident care on a one-on-one basis and, as a result, we anticipate that labor costs will decrease. We are seeing this trend currently in certain markets across the country. Additionally, operators are building their inventory of PPE, which should result in future reductions in those recurring costs. We have a long way yet to go to return to pre-pandemic levels but were pleased that even with elevated COVID-19 related costs and excluding assistance afforded by Provider Relief Funds, EBITDARM Coverage for the calendar quarter ended June 30, 2020 exceeds 1.50x and 1.15x for our Skilled Nursing/Transitional Care and Senior Housing - Leased portfolios, respectively. Lastly, I would note that there finally appears to be a consensus developing among policymakers, perhaps for the first time, that Skilled Nursing and Senior Housing are, in fact, a critical part of the patient care continuum. We believe that this recognition will lead to constructive dialogue among our policymakers that will benefit all constituents, most importantly the patients and residents that are cared for and the caregivers and frontline workers that serve them.”
LIQUIDITY
As of September 30, 2020, we had approximately $979.0 million of liquidity, consisting of unrestricted cash and cash equivalents of $35.0 million and available borrowings of $944.0 million under our revolving credit facility. As of September 30, 2020, we also had $314.7 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2020 third quarter results will be held on Friday, November 6, 2020 at 9:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 6399235. The webcast URL is https://edge.media-server.com/mmc/p/3w8kxwog. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of September 30, 2020, Sabra’s investment portfolio included 425 real estate properties held for investment (consisting of (i) 287 Skilled Nursing/Transitional Care facilities, (ii) 64 Senior Housing communities (“Senior Housing - Leased”), (iii) 47 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 27 Specialty Hospitals and Other facilities), one asset held for sale, one investment in a direct financing lease, 19 investments in loans receivable (consisting of (i) one mortgage loan, (ii) one construction loan and (iii) 17 other loans), six preferred equity investments and one investment in an unconsolidated joint venture that owns 158 Senior Housing - Managed communities. As of September 30, 2020, Sabra’s real estate properties held for investment included 42,378 beds/units and its unconsolidated joint venture included 7,056 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms

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or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities; our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities; our expectation that there are meaningful demographic tailwinds that will limit the depth and duration of the long-term impact of the pandemic on our business; our expectation that we will see a normalization in the flow of admissions into our Skilled Nursing/Transitional Care facilities as hospitals restore operating capacity and as the population regains its comfort in going to the hospital; our expectation regarding the availability and impact of a COVID-19 vaccine; and our other expectations regarding our future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions, and plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 as well as in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting

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principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental and related revenues	$100,612	$110,104	$319,851	$339,291
Interest and other income	3,299	3,325	8,756	77,145
Resident fees and services	39,341	36,405	117,908	89,537

Total revenues	143,252	149,834	446,515	505,973

Expenses:
Depreciation and amortization	44,209	43,092	132,579	137,517
Interest	24,904	29,255	75,900	99,181
Triple-net portfolio operating expenses	5,249	5,611	15,481	17,140
Senior housing - managed portfolio operating expenses	27,745	23,979	82,976	60,258
General and administrative	7,216	8,709	24,650	24,952
(Recovery of) provision for loan losses and other reserves	(90)	57	706	1,457
Impairment of real estate	3,154	13,966	3,154	119,102

Total expenses	112,387	124,669	335,446	459,607

Other income (expense):
Loss on extinguishment of debt	(139)	(644)	(531)	(10,763)
Other income	115	215	2,308	385
Net gain (loss) on sales of real estate	2,715	(19)	2,828	1,216

Total other income (expense)	2,691	(448)	4,605	(9,162)

Income before income (loss) from unconsolidated joint venture and income tax benefit (expense)	33,556	24,717	115,674	37,204

Income (loss) from unconsolidated joint venture	2,766	(605)	(13,037)	(5,635)
Income tax benefit (expense)	138	(826)	(1,337)	(2,292)

Net income	36,460	23,286	101,300	29,277

Net income attributable to noncontrolling interest	—	(4)	—	(22)

Net income attributable to common stockholders	$36,460	$23,282	$101,300	$29,255

Net income attributable to common stockholders, per:

Basic common share	$0.18	$0.12	$0.49	$0.16

Diluted common share	$0.18	$0.12	$0.49	$0.16

Weighted-average number of common shares outstanding, basic	205,791,699	190,650,400	205,592,806	183,578,254

Weighted-average number of common shares outstanding, diluted	206,727,167	191,952,389	206,442,674	184,698,411

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $640,214 and $539,213 as of September 30, 2020 and December 31, 2019, respectively	$5,306,272	$5,341,370
Loans receivable and other investments, net	103,820	107,374
Investment in unconsolidated joint venture	293,801	319,460
Cash and cash equivalents	35,034	39,097
Restricted cash	6,815	10,046
Lease intangible assets, net	85,943	101,509
Accounts receivable, prepaid expenses and other assets, net	159,933	150,443
Total assets	$5,991,618	$6,069,299

Liabilities
Secured debt, net	$78,975	$113,070
Revolving credit facility	56,000	—
Term loans, net	1,039,685	1,040,258
Senior unsecured notes, net	1,248,324	1,248,773
Accounts payable and accrued liabilities	143,742	108,792
Lease intangible liabilities, net	60,552	69,946
Total liabilities	2,627,278	2,580,839

Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 206,928,325 and 205,208,018 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	2,069	2,052
Additional paid-in capital	4,101,269	4,072,079
Cumulative distributions in excess of net income	(689,828)	(573,283)
Accumulated other comprehensive loss	(49,170)	(12,388)
Total equity	3,364,340	3,488,460
Total liabilities and equity	$5,991,618	$6,069,299

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$101,300	$29,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,579	137,517
Non-cash rental and related revenues	1,340	(12,965)
Non-cash interest income	(1,743)	(1,680)
Non-cash interest expense	6,527	7,846
Stock-based compensation expense	5,651	8,829
Non-cash lease termination income	—	(9,725)
Loss on extinguishment of debt	531	10,763
Provision for loan losses and other reserves	706	1,457
Net gain on sales of real estate	(2,828)	(1,216)
Impairment of real estate	3,154	119,102
Loss from unconsolidated joint venture	13,037	5,635
Distributions of earnings from unconsolidated joint venture	11,318	10,162
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(3,523)	(7,252)
Accounts payable and accrued liabilities	(2,594)	(20,769)
Net cash provided by operating activities	265,455	276,981
Cash flows from investing activities:
Acquisition of real estate	(92,945)	(14,977)
Origination and fundings of loans receivable	(1,651)	(9,441)
Origination and fundings of preferred equity investments	(20,059)	—
Additions to real estate	(32,416)	(15,985)
Repayments of loans receivable	3,095	13,761
Repayments of preferred equity investments	3,399	3,672
Net proceeds from the sales of real estate	8,754	321,715
Distributions in excess of earnings from unconsolidated joint venture	1,305	—
Buyout of noncontrolling interests	—	(200)
Net cash (used in) provided by investing activities	(130,518)	298,545
Cash flows from financing activities:
Net borrowings from (repayments of) revolving credit facility	56,000	(424,000)
Proceeds from issuance of senior unsecured notes	—	297,039
Principal payments on senior unsecured notes	—	(500,000)
Principal payments on secured debt	(2,396)	(2,566)
Payments of deferred financing costs	(819)	(14,001)
Payments related to extinguishment of debt	—	(6,897)
Distributions to noncontrolling interest	—	(116)
Issuance of common stock, net	20,961	302,030
Dividends paid on common stock	(215,747)	(247,222)
Net cash used in financing activities	(142,001)	(595,733)
Net decrease in cash, cash equivalents and restricted cash	(7,064)	(20,207)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(230)	211
Cash, cash equivalents and restricted cash, beginning of period	49,143	59,658
Cash, cash equivalents and restricted cash, end of period	$41,849	$39,662

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Supplemental disclosure of cash flow information:
Interest paid	$67,995	$100,230
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$20,731	$—
Secured debt assumed by buyers in connection with sales of real estate	$31,830	$—

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to common stockholders	$36,460	$23,282	$101,300	$29,255
Add:
Depreciation and amortization of real estate assets	44,209	43,092	132,579	137,517
Depreciation and amortization of real estate assets related to noncontrolling interest	—	(14)	—	(93)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	10,391	5,439	21,525	16,102
Net (gain) loss on sales of real estate	(2,715)	19	(2,828)	(1,216)
Net (gain) loss on sales of real estate related to unconsolidated joint venture	(7,537)	—	3,271	1,690
Impairment of real estate	3,154	13,966	3,154	119,102
FFO attributable to common stockholders	$83,962	$85,784	$259,001	$302,357
Write-offs of straight-line rental income receivable and lease intangibles	14,522	1,460	21,200	7,326
Lease termination income	(300)	—	(300)	(66,948)
Loss on extinguishment of debt	139	644	531	10,763
Provision for doubtful accounts and loan losses, net	(90)	57	706	1,457
Other normalizing items (1)	589	2,163	(1,197)	5,216
Normalized FFO attributable to common stockholders	$98,822	$90,108	$279,941	$260,171
FFO attributable to common stockholders	$83,962	$85,784	$259,001	$302,357
Merger and acquisition costs	5	130	433	192
Stock-based compensation expense	916	3,259	5,651	8,829
Non-cash rental and related revenues	7,907	(4,958)	1,340	(12,965)
Non-cash interest income	(608)	(555)	(1,743)	(1,680)
Non-cash interest expense	2,069	2,523	6,527	7,846
Non-cash portion of loss on extinguishment of debt	139	642	531	3,866
Provision for loan losses and other reserves	(90)	57	706	1,457
Non-cash lease termination income	—	—	—	(9,725)
Other non-cash adjustments related to unconsolidated joint venture	394	777	1,337	2,923
Other non-cash adjustments	110	(3)	137	95
AFFO attributable to common stockholders	$94,804	$87,656	$273,920	$303,195
Cash portion of lease termination income	(300)	—	(300)	(57,223)
Cash portion of loss on extinguishment of debt	—	2	—	6,897
Other normalizing items (1)	567	2,050	(1,259)	5,067
Normalized AFFO attributable to common stockholders	$95,071	$89,708	$272,361	$257,936
Amounts per diluted common share attributable to common stockholders:
Net income	$0.18	$0.12	$0.49	$0.16
FFO	$0.41	$0.45	$1.25	$1.64
Normalized FFO	$0.48	$0.47	$1.36	$1.41
AFFO	$0.46	$0.46	$1.32	$1.63
Normalized AFFO	$0.46	$0.47	$1.31	$1.39
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	206,727,167	191,952,389	206,442,674	184,698,411
AFFO and Normalized AFFO	207,523,386	192,590,320	207,288,178	185,480,674

(1)    FFO and AFFO for the nine months ended September 30, 2020 includes $2.3 million earned during the period related to legacy Care Capital Properties, Inc. investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

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REPORTING DEFINITIONS
Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or

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REPORTING DEFINITIONS
operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

REVPOR
REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding government grant income, divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

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REPORTING DEFINITIONS
Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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